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                                                                Exhibit 11(a)(2)



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 6, 1998, relating to the financial statement and financial highlights appearing in the December 31, 1997 Annual Reports to Shareholders of the Heartland Small Cap Contrarian Fund, Heartland Value Fund, Heartland Mid Cap Value Fund, Heartland Large Cap Value Fund, Heartland Value Plus Fund, Heartland U.S. Government Securities Fund, Heartland Short Duration High-Yield Municipal Fund, Heartland High-Yield Municipal Bond Fund and the Heartland Wisconsin Tax Free Fund (portfolios of Heartland Group, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Counsel and Independent Public Accountants" and "Financial Statements" in the Statements of Additional Information.


Price Waterhouse  LLP
Milwaukee, Wisconsin
April 29, 1998